                               POWER OF ATTORNEY
                                Insider Reporting

KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute and appoint each of James P. Allen and Lisa Broome, individually, as its lawful attorney-in-fact, with full power of substitution and resubstitution, to act in its name, place and stead to execute and deliver any and all documents that it, as a direct or indirect holder of shares of Global Defense Technology & Systems,
Inc., is required to file under the insider reporting requirements of Section 16 of the Securities Exchange Act of 1934, including, without limitation, the execution and filing of all Forms ID, 3, 4 and 5, and to take such other actions as such attorney considers necessary or appropriate to effectuate such transactions.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on this
19th day of November, 2009.

Kende Holding kft

By:    /s/ Mezei Zsofia
       ---------------------------------
Name:  Mezei Zsofia
Title: Director